Exhibit 32.1

CERTIFICATION

In connection with the periodic report of Biostar Pharmaceuticals, Inc. (the “Company”) on Form 10-Q for the quarter ended March 31, 2014, as filed with the Securities and Exchange Commission (the “Report”), I, Ronghua Wang, Chief Executive Officer (Principal Executive Officer) of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

Date: May 15, 2014	/s/Ronghua Wang
Ronghua Wang
Chief Executive Officer
(Principal Executive Officer)

A signed original of this written statement has been provided to the Registrant and will be retained by the Registrant and to the Securities and Exchange Commission or its staff upon request.